TerrAscend Reports Third Quarter 2026 Financial Results

Q3 2026 Net Revenue of $68.2 Million, Up 4.8% Year-Over-Year

Q3 2026 Gross Profit Margin of 52.3%, Up 20 Basis Points Year-Over-Year

Q3 2026 Net Cash Provided from Continuing Operations of $8.8 Million, Representing 17.7% Operating Cash Flow Yield1

Q3 2026 Free Cash Flow¹ of $6.1 Million, Representing 14.0% Free Cash Flow Yield1

17th Consecutive Quarter of Positive Cash Flow from Continuing Operations and 13th Consecutive Quarter of Positive Free Cash Flow¹

TORONTO, November 5, 2026 – TerrAscend Corp. (“TerrAscend” or the "Company") (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today reported its financial results for the third quarter ended September 30, 2026. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations unless otherwise noted, due to the Company’s previously stated intention to sell all of its Michigan assets, which are reported as discontinued operations effective as of the second quarter ended June 30, 2025. All historical periods have been restated accordingly.

Third Quarter 2026 Financial Highlights

•
Net Revenue of $68.2 million, compared to $65.1 million in the third quarter of 2025
•
Gross Profit Margin of 52.3%, compared to 52.1% in the third quarter of 2025
•
GAAP Net Loss from continuing operations was $5.5 million, compared to $9.9 million in the third quarter of 2025
•
EBITDA¹ from continuing operations was $20.2 million, compared to $14.3 million in the third quarter of 2025
•
Adjusted EBITDA¹ from continuing operations was $17.5 million, compared to $17.0 million in the third quarter of 2025
•
Net Cash provided from continuing operations was $8.8 million, compared to $7.1 million in the third quarter of 2025
•
Free Cash Flow¹ was $6.1 million, compared to $4.9 million in the third quarter of 2025

“We delivered growth in revenue, gross margin and EBITDA during the quarter, while marking our 17th consecutive quarter of positive operating cash flow and 13th consecutive quarter of positive free cash flow,” said Jason Wild, Executive Chairman of TerrAscend. “We remain focused on driving top-tier adjusted EBITDA margins, and I am incredibly proud of our team’s continued execution. These results underscore the strength and resilience of our business, as well as our ability to consistently deliver compelling financial performance.”

Mr. Wild added, “In late September, we completed our acquisition of Aunt Mary’s, our fifth dispensary in New Jersey, which generates more than $10 million in annualized revenue and is immediately accretive to EBITDA and cash flow. Our strong balance sheet, access to capital through our term loan facility and free cash flow generation provide the fuel to pursue additional growth opportunities. We are actively evaluating several attractive assets, and I look forward to sharing further updates in the coming weeks.”

Financial Summary Q3 2026 and Comparative Periods

(in millions of U.S. Dollars)	Q3 2026	Q3 2025
Revenue, net	68.2	65.1
Year-over-Year increase	4.8%

Gross profit	35.7	33.9
Gross profit margin	52.3%	52.1%

General & Administrative expenses	24.0	21.3
Share-based compensation expense (included in G&A expenses above)	0.7	1.4
G&A as a % of revenue, net	35.2%	32.8%

Net loss from continuing operations	(5.5)	(9.9)

EBITDA from continuing operations[1]	20.2	14.3

Adjusted EBITDA from continuing operations[1]	17.5	17.0
Adjusted EBITDA Margin from continuing operations[1]	25.6%	26.1%

Net cash provided by operations - continuing operations	8.8	7.1

Free Cash Flow[1]	6.1	4.9

Third Quarter 2026 Business and Operational Highlights

•
Appointed Ziad Ghanem, President and Chief Executive Officer of TerrAscend, to the Board of Directors.
•
Closed on the Aunt Mary's transaction, adding a high-performing dispensary in Flemington, New Jersey.
•
Board of Directors authorized the Company to renew and replenish its normal course issuer bid (“NCIB”) to repurchase up to the lesser of 10,000,000 of the Company’s common shares (“Shares”) or USD $10 million of the Shares, from time to time over a 12-month period.
•
Shareholders approved a share consolidation at the Company’s August 24, 2026 Special Meeting, completing a key step in the Company’s preparation for a potential listing on a major U.S. stock exchange.
•
Maintained a leading position in New Jersey, gaining in both sales and market share across key product categories2.
•
In Maryland, revenue grew both sequentially and year-over-year.
•
Delivered 12% same store sales growth and 31% increase in wholesale revenue in Pennsylvania, driving overall revenue growth of 16.8% year-over-year with five of six Apothecarium locations ranking among the top 15 stores in the state2.
•
Launched the One brand in New Jersey and Maryland and the Cuue brand in New Jersey.

1. EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA margin from continuing operations, Free Cash Flow, and Free Cash Flow Yield are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and reconciled to the most directly comparable GAAP measure at the end of this release. Operating Cash Flow Yield of 17.7% and Free Cash Flow Yield of 14.0% are calculated by taking Net Cash Provided from Continuing Operations and Free Cash Flow on a trailing twelve-month basis and dividing by the market value of the Company’s outstanding and exchangeable shares as of September 30, 2026.

2. Source: LIT Alerts

3. Source: BDSA

Third Quarter 2026 Financial Results

Net revenue for the third quarter of 2026 was $68.2 million, compared to $65.1 million for the third quarter of 2025. The year-over-year improvement was primarily driven by strong retail and wholesale growth in Pennsylvania.

Gross profit margin for the third quarter of 2026 was 52.3%, as compared to 52.1% for the third quarter of 2025.

G&A expenses for the third quarter of 2026 were $24.0 million and 35.2% of revenue, compared to $21.3 million and 32.8% of revenue for the third quarter of 2025.

GAAP net loss from continuing operations for the third quarter of 2026 was $5.5 million, compared to a net loss from continuing operations of $9.9 million for the third quarter of 2025.

Adjusted EBITDA from continuing operations was $17.5 million for the third quarter of 2026, or 25.6% of revenue, compared to $17.0 million for the third quarter of 2025, or 26.1% of revenue.

Balance Sheet and Cash Flow

Cash and cash equivalents were $42.5 million as of September 30, 2026. Net cash provided by operations in the third quarter of 2026 was $8.8 million. This represents the Company’s seventeenth consecutive quarter of positive cash flow from operations.

Capital expenditures were $2.7 million in the third quarter of 2026, primarily related to ongoing cultivation and facility optimization projects. Free cash flow was $6.1 million in the third quarter of 2026, representing the thirteenth consecutive quarter of positive free cash flow.

As of September 30, 2026, there were approximately 383 million basic shares of the Company issued and outstanding, including 308 million common shares, 11 million preferred shares as converted, and 63 million exchangeable shares. Additionally, there were 23 million warrants outstanding at a weighted average price of $4.24 USD per share. During the nine-month period ended September 30, 2026, the Company completed the repurchase of 1,013,000 shares through its normal course issuer bid.

Conference Call Details

TerrAscend will host a conference call today, Thursday, November 5, 2026, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Executive Officer, and Eric Jackson, Chief Financial Officer, will host the call at 5:00 p.m. Eastern Time. A question-and-answer session will follow management's presentation.

CONFERENCE CALL DETAILS

Date:	Thursday, November 5, 2026
Time:	5:00 p.m. Eastern Time
Webcast:	https://app.webinar.net/0Gmb21Rzldp
Dial-in Number:	1-888-510-2154
Replay:	1-289-819-1450 or 1-888-660-6345 Available until 12:00 midnight Eastern Time on Thursday, November 19, 2026 Replay Entry Code: 25431 #

About TerrAscend Corp.

TerrAscend Corp. is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend operates The Apothecarium and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including The Apothecarium, Cookies, Kind Tree, Legend, State Flower, Wana, Cuue, One and Valhalla. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. On April 23, 2026, the U.S. Department of Justice issued a final rule rescheduling marijuana contained in United States Food and Drug Administration (“FDA”)-approved drug products and marijuana subject to a state medical marijuana license from Schedule I to Schedule III of the Controlled Substances Act (“CSA”), which became effective on April 28, 2026. However, any form of marijuana other than in an FDA-approved drug product or marijuana subject to a state medical marijuana license remains a Schedule I controlled substance under the CSA, and those who handle such material remain subject to the regulatory controls and administrative, civil, and criminal sanctions applicable to Schedule I controlled substances. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the United States is a significant risk to the business of the Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance.

Forward-Looking Information and Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forward-looking information are intended to be covered by the safe harbor provisions for forward-looking statements contained in those sections and the Private Securities Litigation Reform Act of 1995. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include, but are not limited to, the anticipated impact of cannabis-related regulatory developments, including the possibility that such regulatory developments may, over time, expand access to institutional capital and provide public multi-state operators like TerrAscend with a pathway toward a potential listing on the NASDAQ or NYSE; the Company's expectations regarding the status and timing of its listing applications with major U.S. stock exchanges; statements with respect to the Company’s expectations with respect to its business outlook, financial profile, and operational efficiencies; its market opportunities, growth prospects in new and existing markets, and M&A strategy; statements with respect to the expected outcomes resulting from the Aunt Mary’s dispensary transaction, , the expected financial contribution of the acquisition, including anticipated EBITDA and free cash flow accretion, TerrAscend’s ability to vertically integrate the dispensary and improve margins; TerrAscend’s continued retail expansion strategy in New Jersey; and the Company's share repurchase program and capital allocation priorities. Forward-looking information and forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information and forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking information and forward-looking statements because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information and forward-looking statements are subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information and forward-looking statements. Such risks and uncertainties include, but are not limited to, whether the Company elects to make any share repurchases in connection with the normal course issuer bid, current and future market conditions; the Company’s ability to execute on its business strategy, drive efficiency, and achieve profitability and growth targets; the Company’s ability to continue generating positive cash flow from operations; the impact and scope of the rescheduling of cannabis, including the distinction between medical and adult-use cannabis and the ongoing nature of the broader rescheduling process; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 12, 2026, as updated by its Quarterly Reports on Form 10-Q.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information or forward-looking statements, whether, as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Free Cash Flow Yield. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) Free cash flow from net cash provided by operating activities from continuing operations less capital expenditures for property and equipment, which management believes is an important measurement of the Company's ability to generate additional cash from its business operations, (ii) Free Cash Flow Yield by taking Free cash flow on a trailing twelve-month basis and dividing by the market value of the Company’s outstanding and exchangeable shares, which management believes provides investors with important information regarding cash generation relative to the Company’s market valuation, and (iii) EBITDA and Adjusted EBITDA as net loss, adjusted in each case to exclude provision for income taxes, finance expenses, and amortization and depreciation, and further adjusted for Adjusted EBITDA to exclude share-based compensation, loss on extinguishment of debt, (gain) loss on fair value of derivative liabilities, unrealized and realized foreign exchange loss, unrealized and realized loss on investments, gain on lease termination, gain from revaluation of contingent consideration, and certain other one-time items, which management believes are not reflective of the ongoing operations and performance of the Company. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure set forth below.

The Company believes EBITDA and Adjusted EBITDA are useful performance measures to assess the performance of the Company as they provide more meaningful ongoing operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding the Company:

Eric Jackson
Chief Financial Officer
IR@terrascend.com
614-783-6506

Investor Relations Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director

TerrAscend@KCSA.com
212-896-1254

TerrAscend Corp.

Consolidated Balance Sheets

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$42,543	$37,414
Restricted cash	—	110
Accounts receivable, net	14,165	16,898
Investments	91	362
Inventory	37,747	34,054
Prepaid expenses and other current assets	14,899	8,557
Assets from discontinued operations, current	—	12,713
Total current assets	109,445	110,108
Non-current assets
Property and equipment, net	122,234	129,932
Deposits	—	60
Operating lease right of use assets	27,422	26,691
Intangible assets, net	179,162	167,310
Goodwill	118,794	109,770
Other non-current assets	733	13,508
Total non-current assets	448,345	447,271
Total assets	$557,790	$557,379

Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued liabilities	$33,945	$39,807
Deferred revenue	4,631	3,993
Convertible debt	—	10,355
Loans payable	13,622	5,322
Operating lease liability	1,180	1,511
Derivative liability	—	967
Corporate income tax payable	3,570	5,360
Liabilities from discontinued operations	—	12,616
Total current liabilities	56,948	79,931
Non-current liabilities
Loans payable	185,197	203,846
Operating lease liability	29,856	28,555
Derivative liability	11,988	2,221
Convertible debt	18,302	6,896
Deferred income tax liability	13,392	8,025
Liability on uncertain tax position	163,541	128,798
Other long-term liabilities	86	86
Total non-current liabilities	422,362	378,427
Total liabilities	479,310	458,358
Commitments and contingencies
Shareholders' equity
Share capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 10,725 and 10,725 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 63,492,038 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common shares, no par value, unlimited shares authorized; 308,421,051 and 308,532,518 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Treasury stock, no par value; nil and nil shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid in capital	960,154	960,241
Accumulated other comprehensive income	2,458	1,986
Accumulated deficit	(889,561)	(864,742)
Non-controlling interest	5,429	1,536
Total shareholders' equity	78,480	99,021
Total liabilities and shareholders' equity	$557,790	$557,379

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue, net	$68,210	$65,101	$200,868	$194,410

Cost of sales	32,536	31,176	94,342	92,568

Gross profit	35,674	33,925	106,526	101,842

Operating expenses:
General and administrative	24,008	21,327	68,357	63,456
Amortization and depreciation	1,399	1,457	4,232	4,030
Other operating (income) expense	(15)	—	21	—
Total operating expenses	25,392	22,784	72,610	67,486

Income from operations	10,282	11,141	33,916	34,356

Other expense (income)
Finance and other expenses	8,611	8,952	26,746	26,034
Unrealized and realized loss on investments	—	1	271	736
(Gain) loss on fair value of derivative liabilities	(4,809)	723	(5,041)	347
Gain from revaluation of contingent consideration	—	(1,171)	—	(825)
Loss on extinguishment of debt	—	1,432	—	1,432
Unrealized and realized foreign exchange loss (gain)	58	77	569	(530)
Income from continuing operations before provision for income taxes	6,422	1,127	11,371	7,162
Provision for income taxes	11,888	11,034	33,725	31,139
Net loss from continuing operations	$(5,466)	$(9,907)	$(22,354)	$(23,977)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	$—	$(14,647)	$828	$(60,952)
Net loss	$(5,466)	$(24,554)	$(21,526)	$(84,929)

Foreign currency translation adjustment	147	3	(472)	843
Comprehensive loss	$(5,613)	$(24,557)	$(21,054)	$(85,772)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(6,598)	$(11,112)	$(25,648)	$(27,762)
Non-controlling interests	$1,132	$1,205	$3,294	$3,785

Comprehensive loss attributable to:
Common and proportionate Shareholders of the Company	$(6,745)	$(25,762)	$(24,348)	$(89,557)
Non-controlling interests	$1,132	$1,205	$3,294	$3,785

Net (loss) income per share - basic & diluted:
Continuing operations	$(0.02)	$(0.04)	$(0.08)	$(0.09)
Discontinued operations	0.00	(0.05)	—	(0.20)
Net loss per share - basic & diluted (1)	$(0.02)	$(0.08)	$(0.08)	$(0.30)
Weighted average number of outstanding common shares - basic & diluted	308,974,018	306,302,270	308,959,150	299,550,448

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Nine Months Ended
	September 30, 2026	September 30, 2025
Operating activities
Net loss from continuing operations	$(22,354)	$(23,977)
Adjustments to reconcile net loss to net cash provided by operating activities
Accretion and accrued interest	7,416	6,128
Depreciation of property and equipment and amortization of intangible assets	11,996	11,663
Amortization of operating right-of-use assets	1,056	1,208
Share-based compensation	2,460	3,659
Deferred income tax expense	326	291
(Gain) loss on fair value of derivative liabilities	(5,041)	347
Unrealized and realized loss on investments	271	736
Gain from revaluation of contingent consideration	—	(825)
Provision for expected credit loss	1,059	988
Loss on extinguishment of debt	—	1,432
Unrealized and realized foreign exchange loss (gain)	569	(530)
Impairment and other	709	(5)
Changes in operating assets and liabilities
Receivables	1,651	2,084
Inventory	(3,362)	6,056
Accounts payable and accrued liabilities	(3,209)	(5,336)
Income taxes paid and tax related liabilities	32,713	22,027
Prepaid expense and other current assets	(1,048)	49
Other assets and liabilities	(347)	(396)
Net cash provided by operating activities - continuing operations	24,865	25,599
Net cash used in operating activities - discontinued operations	(971)	(12,085)
Net cash provided by operating activities	23,894	13,514

Investing activities
Investment in property and equipment	(5,193)	(6,898)
Investment in note receivable, net of interest received	1,793	165
Investment in intangible assets	(44)	(726)
Cash portion of consideration paid in acquisition, net of cash received	(8,755)	(5,128)
Refund of deposit for business acquisition	3,400	—
Net cash used in investing activities - continuing operations	(8,799)	(12,587)
Net cash provided by (used in) investing activities - discontinued operations	1,293	(877)
Net cash used in investing activities	(7,506)	(13,464)

Financing activities
Proceeds from loan payable, net of transaction costs	—	78,944
Loan principal paid, including exit fees	(16,524)	(66,131)
Capital distributions paid to non-controlling interests	(4,188)	(2,046)
Payment for contingent consideration	—	(386)
Proceeds from convertible debentures, net of issuance costs	18,967	—
Convertible debentures principal paid	(8,630)	—
Proceeds from exercise of stock options	87	—
Repurchases of common shares	(1,025)	(377)
Net cash (used in) provided by financing activities - continuing operations	(11,313)	10,004
Net cash used in financing activities - discontinued operations	(200)	—
Net cash (used in) provided by financing activities	(11,513)	10,004

Net increase in cash and cash equivalents and restricted cash during the period	4,875	10,054
Net effects of foreign exchange	144	(415)
Cash and cash equivalents and restricted cash, beginning of the period	37,524	26,987
Cash and cash equivalents and restricted cash, end of the period	$42,543	$36,626

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

The table below reconciles net loss to EBITDA and Adjusted EBITDA:

	For the Three Months Ended
	September 30, 2026	September 30, 2025
Net loss	(5,466)	(24,554)
(Loss) income from discontinued operations	—	14,647
Loss from continued operations	(5,466)	(9,907)

Add (deduct) the impact of:
Provision (benefit) for income taxes	11,888	11,034
Finance expenses	9,843	9,243
Amortization and depreciation	3,975	3,934
EBITDA from continuing operations	20,240	14,304
Add (deduct) the impact of:
Share-based compensation	747	1,366
Loss on extinguishment of debt	—	1,432
(Gain) loss on fair value of derivative liabilities	(4,809)	723
Unrealized and realized foreign exchange loss	58	77
Unrealized and realized loss on investments	—	1
Gain on lease termination	(15)	—
Gain from revaluation of contingent consideration	—	(1,171)
Other one-time items	1,269	266
Adjusted EBITDA from continuing operations	$17,490	$16,998
Adjusted EBITDA Margin from continuing operations	25.6%	26.1%

The table below reconciles Net cash provided by operating activities to Free Cash Flow:

	For the Three Months Ended
	September 30, 2026	September 30, 2025
Net cash provided by operating activities - continuing operations	$8,828	$7,120
Capital expenditures for property and equipment	(2,689)	(2,248)
Free Cash Flow	$6,139	$4,872

The table below reconciles Net cash provided by operating activities to Free Cash Flow Yield:

Trailing Twelve Months Ended September 30, 2026
Net cash provided by operating activities - continuing operations	$33,192
Capital expenditures for property and equipment	(6,909)
Free Cash Flow	$26,283

Market capitalization as of September 30, 2026	$187,816

Operating Cash Flow Yield	17.7%
Free Cash Flow Yield	14.0%